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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                ----------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             SUNCOAST BANCORP, INC.
                             ----------------------
             (Exact name of Registrant as Specified in Its Charter)

FLORIDA                                                      65-0827141
-------                                                      ----------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification no.)


8592 Potter Park Drive
Sarasota, Florida                                            34238
----------------------------                                 -----
(Address of Principal Executive Offices)                     (Zip Code)


    If this form relates to the               If this form relates to the
    registration of a class of securities     registration of a class of securities
    pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
    Exchange Act and is effective             Exchange Act and is effective
    pursuant to General Instruction           pursuant to General Instruction
    A.(c), please check the following         A.(d), please check the following
    box. [ ]                                  box. [X]

Securities Act registration statement file number to which this form relates:
333-70231

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.01 par value.
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered

         The information under the sections entitled "Dividend Policy" and "Description of Capital Stock" in the prospectus filed by the registrant as a part of the Registration Statement on Form SB-2 (Registration No. 333-70231) (the "Registration Statement") is incorporated herein by reference in response to this Item.


Item 2.   Exhibits.

          3.1  -  Restated Articles of Incorporation*

          3.2  -  Bylaws*

          4.1 - See Exhibits 3.1 and 3.2 for provisions of the Restated Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Shares.*

          4.2  -  Specimen Common Stock Certificate*

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* Incorporated herein by reference from the Registration Statement









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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           SUNCOAST BANCORP, INC.




Date:  June 1, 1999                        /s/ John T. Stafford
     -----------------                     ---------------------------------
                                           John T. Stafford
                                           President and Chief Executive Officer












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